UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2008

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-120807	11-3718650
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10/F, Wo Kee Hong Building
585-609 Castle Peak Road
Kwai Chung, N.T. Hong Kong
(Address of Principal Executive Offices)

(852) 2514-4880
(Issuer Telephone number)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2008, CPMM (Asia) Limited (“CPMM Asia”), a wholly-owned subsidiary of China Premium Lifestyle Enterprise, Inc. (the “Company”), entered into a License and Supply Agreement (the “Agreement”) with Akkurate Ltd. (“Akkurate”) and Falber Confezioni S.R.L. (“Falber”) for a term of 10 seasons through approximately January 31, 2013. The Agreement grants CPMM Asia the exclusive right to sell mens and womens Ready-to-Wear of John Richmond, Richmond X, and Richmond Denim (“products”) and to open points of sale idenified by the signs of (“products”) identified by the “John Richmond,” “Richmond,” “Richmond X,” and “Richmond Denim” marks (collectively, the “Signs”) in China, Hong Kong, Macau and Taiwan (the “Exclusivity Area”), which products will be supplied by Falber. In addition, CPMM Asia has the right to use the Signs, and open and manage in the Exclusivity Area mono-brand shops identified by the Signs for the sale of the products and other articles identified by the Signs. CPMM Asia also has the right to sublicense these rights to third parties.

As consideration for the right to use the Signs, as well as for related services furnished by Akkurate, CPMM Asia will pay Akkurate, in each season, an amount equal to (i) 1.50% for the Spring/Summer 2008 and the Fall/Winter 2008/2009 seasons, (ii) 1.25% for the Spring/Summer 2009 and the Fall/Winter 2009/2010 seasons, (iii) 1.0% for the Spring/Summer 2010 and the Fall/Winter 2010/2011 seasons and (iv) 0.75% for each subsequent season starting from the Spring/Summer 2011 onwards, of the greater between the taxable amount relating to the total purchases of the products for each season, and certain minimum guaranteed purchase amounts for the same season. In each season CPMM Asia will invest in advertising campaigns related to the products a further amount, which shall be equal to (i) 4.0% for the Spring/Summer 2008 through the Fall/Winter 2009/2010 seasons, and (ii) 8.0% thereafter of the greater between the taxable amount relating to the total purchases of the products for each season, and certain minimum guaranteed purchase amounts for the same season.

In connection with the Agreement, the Company has undertaken not to assign its interest in the shares of CPMM Asia to third parties, or to allow third parties to acquire shares of CPMM Asia through capital increases or otherwise, without Akkurate’s express written consent for the term of the Agreement, including any renewals thereof.

The description of the Agreement in this current report is a summary and is qualified in its entirety by the terms of the Agreement which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	License and Supply Agreement, dated January 18, 2008 (the schedules have been omitted. The Company hereby undertakes to furnish such schedules to the Commission supplementally upon request.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2008

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

By:	/s/ Joseph Tik Tung Wong
Name: Joseph Tik Tung Wong
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	License and Supply Agreement, dated January 18, 2008. (the schedules have been omitted. The Company hereby undertakes to furnish such schedules to the Commission supplementally upon request.).